As filed with the Securities and Exchange Commission on July 29, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

ETF Series Solutions

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

c/o U.S. Bancorp Fund Services, LLC
615 East Michigan Street
Milwaukee, WI 53202
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

AAM Brentview Dividend Growth ETF	NYSE Arca, Inc.
AAM Sawgrass U.S. Small Cap Quality Growth ETF	NYSE Arca, Inc.
AAM Sawgrass U.S. Large Cap Quality Growth ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	[ ]

Securities Act Registration file number to which this form relates: 333-179562

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.    Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 967 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-179562 and 811-22668), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-24-004384) on July 29, 2024 which is incorporated herein by reference.

The Trust currently consists of 53 separate series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

AAM Brentview Dividend Growth ETF	99-3610875
AAM Sawgrass U.S. Small Cap Quality Growth ETF	99-3650215
AAM Sawgrass U.S. Large Cap Quality Growth ETF	99-3631270
Item 2.    Exhibits

A.
Registrant’s Certificate of Trust dated February 9, 2012 is incorporated herein by reference to Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-179562; 811-22668), as filed with the SEC via EDGAR on February 17, 2012 (Accession Number: 0000894189-12-000776).

B.
Registrant’s Agreement and Declaration of Trust dated February 17, 2012, is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-179562; 811-22668), as filed with the SEC via EDGAR on February 17, 2012 (Accession No. 0000894189-12-000776).

C.
Registrant’s Amended and Restated By-Laws dated August 18, 2014 are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-179562; 811-22668), as filed with the SEC via EDGAR on September 8, 2014 (Accession No. 0000894189-14-004441).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ETF Series Solutions

July 29, 2024

/s/ Joshua J. Hinderliter
Joshua J. Hinderliter Vice President and Secretary